EXHIBIT 23.0


                              ACCOUNTANT'S CONSENT

To the Stockholders and Board of Directors of Tasty Fries, Inc.

     We consent to the use of our Independent Auditor's Report dated March 31, 2000 and accompanying financial statements of Tasty Fries, Inc. for the year ended January 31, 2000. The Report will be included in the Form SB-2 which is to be filed with the Securities and Exchange Commission for Tasty Fries, Inc.

Larson, Allen, Weishair & Co., LLP
Certified Public Accountants
Blue Bell, Pennsylvania
April 29, 2000